As filed with the Securities and Exchange Commission on June 17, 2020
Registration No. 333-238298

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRICKELL BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	93-0948554 (I.R.S. Employer Identification No.)
5777 Central Avenue
Suite 102
Boulder, CO 80301
(720) 505-4755
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert B. Brown
Chief Executive Officer
5777 Central Avenue
Suite 102
Boulder, CO 80301
(720) 505-4755
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Daniel L. Boeglin Jonathan R. Zimmerman Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center, 90 South Seventh Street Minneapolis, MN 55402 Telephone: (612) 766-7000	Steven M. Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 262-6700

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-238298
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(5)	Amount of Registration Fee
Common stock, par value $0.01 per share (2)(3)(4)	$2,625,000	$341
Pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof (2)(3)(4)	2,625,000
Warrants to purchase common stock and shares of common stock issuance upon exercise thereof (2)(3)	2,625,000	341
Total	$5,250,000	$682

(1)Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)Includes the offering price of the shares of common stock (or, if applicable, pre-funded warrants).
(3)Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions.
(4)The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the common stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $2,625,000.
(5)The securities being registered pursuant to this Registration Statement are in addition to the $17,500,001 of common stock, $17,500,001 of pre-funded warrants to purchase shares of common stock and common stock issuance upon exercise thereof and $17,500,001 of warrants to purchase common stock and shares of common stock issuable upon exercise thereof registered pursuant to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-238298).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.01 per share (“Common Stock”) of Brickell Biotech, Inc. (the “Company”) (or pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of the Company’s Common Stock in lieu thereof) and common warrants to purchase shares of the Company’s Common Stock (the “Common Warrants”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-238298) (the “Prior Registration Statement”), which the Commission declared effective on June 17, 2020, and is being filed solely for the purpose of increasing the aggregate offering price of (i) the Common Stock to be offered in the public offering by $2,625,000, (ii) the Pre-Funded Warrants to be offered in lieu of Common Stock in the public offering by $2,625,000 and (iii) the Common Warrants to be offered in the public offering by $2,625,000. The additional Common Stock or Pre-Funded Warrants and Common Warrants that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boulder, State of Colorado, on June 17, 2020.

BRICKELL BIOTECH, INC.

By:	/s/ Robert B. Brown
Robert B. Brown Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 17, 2020, in the capacities indicated.

Signature	Title

/s/ ROBERT B. BROWN	Chief Executive Officer and Director (Principal Executive Officer)
Robert B. Brown

/s/ R. MICHAEL CARRUTHERS	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
R. Michael Carruthers

/s/ JOSE BRETON	Controller and Chief Accounting Officer
Jose Breton

*	Co-Founder and Chairman of the Board of Directors
Reginald L. Hardy

*	Director
Dennison T. Veru

*	Director
Vijay B. Samant

*	Director
Gary A. Lyons

*By:	/s/ Robert B. Brown, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included in the signature page of the Registration Statement on Form S-1, as amended (File No. 333-238298), filed with the Securities and Exchange Commission on May 15, 2020).